UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2010

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33219 Forest West Street Magnolia, TX	77354
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 934-1825
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 4, 2010, Pernix Therapeutics Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K under Item 8.01 in response to the filing by NYSE Amex of a Form 25- Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 (the “1934 Act”) on June 3, 2010 with respect to the common stock, par value $0.01 per share, of the Company,  pursuant to which NYSE Amex notified the Securities and Exchange Commission (“SEC”) of “its intention to remove the entire class of the stated securities from listing and registration on [NYSE Amex] as of the opening of business on June 14, 2010,” pursuant to the provisions of Rule 12d2-2(a)(3) of the 1934 Act.

 In its Form 8-K dated June 4, 2010, the Company stated its belief that the filing of the Form 25 by NYSE Amex was made in error, and that it intended to work with NYSE Amex to have the filing withdrawn or otherwise not become effective.

On June 7, 2010, NYSE Amex filed an amendment to the Form 25 (the “Amendment”) confirming that “[T]he Original Form 25 was filed in error and has no legal effect, as [Golf Trust of America, Inc.] continues to exist as a legal entity, an NYSE Amex listed company and an Exchange Act registrant, subject only to a name change from Golf Trust of America, Inc. to Pernix Therapeutics Holdings, Inc. which took effect on March 9, [2010], at the time of the consummation of a merger transaction in which Pernix Therapeutics, Inc. merged with and into a wholly owned subsidiary of [Golf Trust of America, Inc.].”

Based on NYSE Amex’s filing of the Amendment, the Company considers this matter resolved and does not intend to comment further on the matter in its filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Dated: June 7, 2010	By:	/s/ Tracy Clifford
Name Tracy Clifford
Title Chief Financial Officer